Exhibit 23

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INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-96332, No. 33-21569, No. 33-51965, No. 333-41077 of Burlington Coat
Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated July 28, 1998, appearing in this Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the eleven months in the period ended May 30, 1998.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

August 25, 1998



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